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                                                              EXHIBIT 10(e)(vii)

                              AMENDMENT NUMBER SIX
                                     TO THE
                       HARRIS CORPORATION RETIREMENT PLAN

      WHEREAS, Harris Corporation, a Delaware corporation (the "Corporation"), has heretofore adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2003 (the "Plan");

      WHEREAS, the Corporation, by action of the Management Development and Compensation Committee of the Corporation's Board of Directors (the "Compensation Committee"), has the authority to amend the Plan pursuant to
Section 17.1 of the Plan;

      WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the "Employee Benefits Committee") the authority to adopt non-material amendments to the Plan; and

      WHEREAS, the Corporation, by action of the Employee Benefits Committee, desires to amend the Plan in certain non-material respects.

      NOW, THEREFORE, BE IT RESOLVED, that pursuant to the power of amendment in
Section 17.1 of the Plan and the delegation of such power pursuant to Section
13.3 of the Plan, the Plan hereby is amended, effective June 1, 2004 or as of such other date set forth herein, as follows:

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      1.    Effective May 1, 2004, the first sentence of the definition of
"Eligible Employee" set forth in Article 2 hereby is amended to read as follows:

      An Employee other than an Employee (i) the terms of whose employment are subject to a collective bargaining agreement which does not provide for the participation of such Employee in the Plan; (ii) who does not receive any Compensation payable in United States dollars; (iii) who is not treated as an employee of an Employer on such Employer's payroll records (notwithstanding any determination by a court or administrative agency that such individual is an Employee) or (iv) who is not a United States citizen or a resident alien and who provides services in a location other than the United States.

      2. Effective December 5, 2003, the definition of "Investment Committee" set forth in Article 2 hereby is amended to replace the phrase "The Investment Committee--Retirement Plans of the Board" appearing therein with the phrase "The Investment Committee--Employee Benefit Plans of the Company".

      3.    Effective December 5, 2003, the definition of "Trustee" set forth in
Article 2 hereby is amended to replace the words "Investment Committee" appearing therein with the words "Executive Committee".

      4. Effective December 5, 2003, Article 2 hereby is amended to add the following new definition thereto:

            Executive Committee. The Executive and Finance Committee of the Board (or such other committee of the Board as the Board may designate from time to time). Reference herein to the Executive Committee also shall include any person to whom the Executive Committee has delegated any of its authority pursuant to Section 13.3.

      5.    Section 4.2 hereby is amended to read as follows:

            Section 4.2 Matching Contributions. (a) Basic. Subject to the limitations set forth in Article 6, each Employer shall make a matching contribution for each payroll period on behalf of each Participant who is an Eligible Employee of such Employer, and who has completed a Year of Service, in an amount equal to 100% of the aggregate of (i) the pre-tax contribution made on behalf of such Participant pursuant to Section 4.1 and (ii) the after-tax contribution made on behalf of such Participant pursuant to Section 5.1, provided that the matching contribution shall not exceed 6% of the Participant's Compensation for such payroll period.

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            (b) Discounted Stock Contribution. Subject to the limitations set forth in Article 6, each Employer may, in its discretion, make a matching contribution for each payroll period (in addition to the matching contribution made pursuant to Section 4.2(a)) on behalf of each Participant who is an Eligible Employee of such Employer and who (i) has completed a Year of Service, (ii) for such payroll period makes a pre-tax contribution to the Plan pursuant to Section 4.1 or an after-tax contribution to the Plan pursuant to Section 5.1 and (iii) elects that all or a portion of such contribution be invested in the Harris Stock Fund (with the result that pursuant to Section 8.2(c) any related matching contributions also are invested in the Harris Stock Fund). The amount of any matching contribution made pursuant to this Section 4.2(b) shall be determined in the Company's sole discretion.

      6. The first sentence of Section 9.1(b) hereby is amended to read as follows:

      Subject to the provisions of this subsection, a Participant who has taken all loans available to the Participant under Article 10, has taken all withdrawals available to the Participant under Sections 9.1(a), (c) and
      (d) and has incurred a financial hardship may withdraw as of any Valuation Date all or any portion of the combined balance of his or her (i) pre-tax contributions and (ii) vested Profit Sharing Account.

      7. Paragraph (6) of Section 9.1(b) hereby is amended to read as follows:

            (6) Amounts distributed to a Participant pursuant to this Section 9.1(b) shall be withdrawn first from the Participant's pre-tax contributions and next from the vested portion of the Participant's Profit Sharing Account and shall not be taken from the next source until the previous source has been depleted.

      8. Section 9.1(d) hereby is redesignated as Section 9.1(e) and the following new Section 9.1(d) hereby is added to the Plan:

            (d) Withdrawals from Rollover Account. As of any Valuation Date, a Participant may withdraw all or any portion of his or her Rollover Account. Any withdrawal pursuant to this Section 9.1(d) shall be in the form of a lump sum payment.

      9. The final paragraph of Section 9.2(b) hereby is amended to read as follows:

            Any portion of a Participant's Matching Account and Profit Sharing Account which the Participant is not entitled to receive pursuant to this
      Section 9.2(b) shall be charged to such accounts and forfeited as of the earlier of (i) the date the Participant receives a distribution of the Participant's vested Account and (ii) the date the Participant incurs a Break in Service of five consecutive years. For purposes of this Section 9.2(b), if a Participant is entitled to receive zero percent (0%) of his or her Matching Account and Profit Sharing Account, the Participant shall be deemed to have received a distribution of such accounts on

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      the first day of the Plan Year following the Participant's termination of employment. If a Participant who receives, or is deemed to have received, a distribution of the Participant's vested Account is reemployed prior to incurring a Break in Service of five consecutive years, then such forfeiture shall be reinstated as prescribed in Section 11.2(b). Amounts forfeited by a Participant pursuant to this Section shall be used (i) first, to restore the Accounts of recently located Participants previously employed by such Participant's Employer (or the recently located Beneficiaries of Participants previously employed by such Participant's Employer) whose Accounts were forfeited as described in Section 9.8, (ii) next, to restore the Accounts of Participants who are reemployed by such Participant's Employer as described in Section 11.2(b), (iii) next, to fund any matching contributions or profit sharing contributions to be allocated to Participants who are reemployed by such Participant's Employer after a period of Qualified Military Service as described in
      Section 11.5 and (iv) finally, to reduce future contributions to the Plan by such Participant's Employer.

      10. Effective January 1, 2003, Section 9.3(b)(2) hereby is amended to delete the word "natural" appearing therein.

      11.   Section 9.3(b)(3) hereby is amended to read as follows:

            (3) if at the time of a Participant's death, distribution of his or her Account has commenced, the remaining portion of the Participant's Account shall be paid at least as rapidly as under the method of distribution being used prior to the Participant's death, as determined pursuant to Regulation Section 1.401(a)(9)-2.

      12. Effective January 1, 2003, Section 9.3(c)(ii) hereby is amended to read as follows:

            (ii) substantially equal periodic installment payments, payable not less frequently than annually and not more frequently than monthly, over a period to be elected by the Participant (or Beneficiary); provided, however, that such period shall not exceed the life expectancy of the Participant or, to the extent permitted by Regulation Section 1.401(a)(9)-5, the joint and last survivor expectancy of the Participant and the Participant's Beneficiary; or

      13. Effective January 1, 2003, Section 9.3(d) hereby is amended to read as follows:

            (d) Required Minimum Distributions. Notwithstanding any provision of the Plan to the contrary, all distributions under the Plan will be made in accordance with the minimum distribution requirements of section 401(a)(9) of the Code and the final Regulations promulgated thereunder.

      14. Section 9.5 hereby is amended (i) to redesignate the second paragraph thereof as "(b) Order of Withdrawal or Distribution." and (ii) to replace the words "Participant's subaccounts" appearing in such second paragraph with the words "Participant's contribution and investment subaccounts".

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      15.   Section 9.7(a) hereby is amended to replace the final sentence therein with the following two sentences:

      If (i) no Beneficiary has been named by a deceased Participant or (ii) a Beneficiary designation is not effective pursuant to the second sentence of this section, any undistributed Account of the deceased Participant shall be distributed by the Trustee (a) to the surviving spouse of such deceased Participant, if any, (b) if there is no surviving spouse, to the then living descendants, if any, of the deceased Participant, per stirpes, or (c) if there is no surviving spouse and there are no living descendants, to the executor or administrator of the estate of such deceased Participant. Unless otherwise set forth in the applicable beneficiary designation form or the instructions thereto, if a Beneficiary designated by a Participant predeceases the Participant, any undistributed Account of the deceased Participant shall be distributed by the Trustee in the order prescribed by the immediately preceding sentence.

      16. The final sentence of Section 9.7(b) hereby is amended to read as follows:

      Unless otherwise set forth in the applicable form pursuant to which a Participant designates a Beneficiary or the instructions thereto, if such Beneficiary dies after the Participant and before distribution of the entire amount of the Participant's benefit under the Plan in which the Beneficiary has an interest, then any remaining amount shall be distributed, as soon as practicable after the death of such Beneficiary, in the form of a lump sum payment to the successor beneficiary or beneficiaries or, if there is no such successor beneficiary, to the executor or administrator of the estate of such deceased Beneficiary.

      17. The final sentence of Section 9.8 hereby is amended to read as follows:

      To the extent the forfeitures under this Section exceed any claims for forfeited benefits made pursuant to this Section, such excess shall be utilized (i) first, to restore the Accounts as described in Section 11.2(b) of Participants who are reemployed by the Employer in respect of whose Eligible Employee experienced the forfeiture hereunder, (ii) next, to fund any matching contributions or profit sharing contributions to be allocated to Participants who are reemployed by such Employer after a period of Qualified Military Service as described in Section 11.5 and
      (iii) finally, to reduce future contributions to the Plan by such Employer.

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      18.   The final sentence of Section 11.5(b) hereby is amended to read as follows:

      The amount necessary to make such allocation of matching contributions shall be derived from forfeitures during the Plan Year in which such matching contributions are made, and if such forfeitures are not sufficient for this purpose, then the Eligible Employee's Employer shall make a special contribution to the Plan which shall be utilized solely for purposes of such allocation.

      19. The final sentence of Section 11.5(c) hereby is amended to read as follows:

      The amount necessary to make such allocation of profit sharing contributions shall be derived from forfeitures during the Plan Year in which such profit sharing contributions are made, and if such forfeitures are not sufficient for this purpose, then the Eligible Employee's Employer shall make a special contribution to the Plan which shall be utilized solely for purposes of such allocation.

      20. Effective December 5, 2003, the first sentence of Section 13.1(a) is amended to read as follows:

      The Management and Compensation Committee of the Board shall appoint at least two members to the Administrative Committee.

      21. Effective December 5, 2003, Section 13.1(g) hereby is amended to insert the phrase ", the members of the Executive Committee" immediately after the phrase "the members of the Compensation Committee" appearing in the second sentence thereof.

      22. Effective December 5, 2003, Section 13.1(h) hereby is amended to insert the words ", Executive Committee" immediately after the words "Compensation Committee" appearing in the second sentence thereof.

      23. Effective December 5, 2003, the third sentence of Section 13.2 hereby is amended to read as follows:

      Each of the Compensation Committee and the Executive Committee shall be a "named fiduciary" of the Plan within the meaning of such term as used in ERISA solely with respect to its power to appoint certain fiduciaries under the Plan.

      24. Effective December 5, 2003, Sections 13.3, 13.4, and 15.1 hereby are amended to insert the words ", the Executive Committee" immediately after the words "the Compensation Committee" appearing therein.

      25. Effective December 5, 2003, Section 14.3 hereby is amended (i) to insert the words ", Executive Committee" immediately after the words "Compensation Committee" appearing in the section heading thereof and (ii) to insert the words ", the Executive Committee" immediately after the words "the Compensation Committee" appearing in each sentence thereof.

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      26.   Effective December 5, 2003, Section 15.8 hereby is amended to insert the words "the Executive Committee," immediately after the words "the Compensation Committee," appearing in the first sentence thereof.

      27. Section 17.1 hereby is amended to replace the words "Investment Committee" appearing in each sentence thereof with the words "Compensation Committee".

            APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS

COMMITTEE on this 4th day of June, 2004.

                                               Attest:

                                               /s/John D. Gronda
                                                  ---------------
                                               Secretary

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